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                                                                 EXHIBIT 3.12(A)

Microfilm Number _____________________________

Filed with the Department of State on Feb. 05 1992

Entity Number 2075317


Acting /s/
       ------------------------------
Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION
                             DSCB: 15-1306 (Rev 89)

Indicate type of domestic corporation (check one):

     [X]  Business-stock                [ ]  Professional
          (15 Pa. C.S. Section 1306)         (15 Pa. C.S. Section 2903)

     [ ]  Business-nonstock             [ ]  Management
          (15 Pa. C.S. Section 2102          (15 Pa. C.S. Section 2701)

     [ ]  Business-statutory close      [ ]  Cooperative
          (15 Pa. C.S. Section 2304a)        (15 Pa. C.S. Section 7701)

1.   The name of the corporation is: W & S ACQUISITION CORP.

     This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The address of this corporation's initial registered office in this Commonwealth and the county of venue is:

(a)  2801 East Market Street
     Number and Street

     York   Pennsylvania   17402   York
     City   State          Zip     County

(b)  ___________________________________________________________________________
     Name of Commercial Registered Office Provider

     ___________________________________________________________________________
     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

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3.   The aggregate number of shares, authorized is: 1,000 Common
     (other provisions, if any, attach 8 1/2 X 11 sheet)

4. The name and address, including street and number, if any, of the incorporator is:

     Name:    Hedy Wheeler
     Address: 15th & Chestnut Streets, 12th Floor
              Philadelphia, Pennsylvania 19102


     /s/                                February 4, 1992
     --------------------------------
     Signature                          Date

5.   The specified effective date, if any, is:

     ___________________________________________________________________________
     month,   day,   year,   hour,   if any

6.   Any additional provisions of the articles, if any, attach 8 1/2 X 11 sheet.

     SEE BELOW

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "Public Offering" within the meaning of the Securities Act of 1933 (15 U.S.C. Section 77A et seq).

8. Business Cooperative Corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is: __________________________________________________
     ___________________________________________________________________________

9. The shareholders shall not have the right to cumulate their shares in voting for the election of Directors.

10. The provisions of Sections 2541 through 2548 and 2551 through 2556 of the Pennsylvania Business Corporation Law of 1988, as may be amended, shall not apply to this corporation.

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Microfilm Number _____________________________

Filed with the Department of State on Mar. 30 1992

Entity Number 2075317


/s/
-------------------------------------
Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev 89)

     In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: W & S ACQUISITION CORP.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)  2801 East Market Street   York   Pennsylvania         York
     Number and Street         City   State          Zip   County

(b)  ___________________________________________________________________________
     Name of Commercial Registered Office Provider                        County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:
     Pennsylvania Business Corporation Law of 1988

4.   The original date of its incorporation is: February 5, 1992

5.   (Check, and if appropriate complete, one of the following):

     [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     [ ]  The amendment shall be effective on: __________________

6.   (Check one of the following):

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     [ ]  The amendment was adopted by the shareholders pursuant to 15 Pa.C.S.
          Section 1914(a) and (b).

     [ ] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914 (c).

7.   (Check, and if appropriate complete, one of the following):

     [X] The amendment adopted by the corporation, set forth in full, is as follows:

          RESOLVED, that Article 1. and Article 3. of the Articles of Incorporation of the Corporation be and they hereby are amended to read as follows:

          "1.  The name of the corporation is:

               THE BON-TON STORES OF LANCASTER, INC."

          "3. The aggregate number of shares authorized is: 1,000 Shares of Common Stock, par value $0.01 per share."

     [ ] The amendment adopted by the corporation as set forth in full in Exhibit A, attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     [ ] The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 25th day of March, 1992.

                                        W & S ACQUISITION CORP.
                                        (Name of Corporation)


                                        By: /s/ MICHAEL L. GLEIM
                                            ------------------------------------
                                            (Signature)

                                        TITLE: President